Exhibit 24.10
POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Cari Robinson and Grace Fu, or any one of them, each acting alone, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8, under the Securities Act of 1933, as amended (the "Securities Act"), in respect of the Fourth Amended and Restated Revlon, Inc. Stock Plan, as amended (the "Registration Statement"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such attorneys-in-fact and agents might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or such attorneys-in-fact’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS HEREOF, the undersigned has signed these presents this 8th day of June, 2021.

/s/ Victor Nichols
VICTOR NICHOLS